SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C. 20549


                        FORM 8-K


                     CURRENT REPORT


         Pursuant to Section 13 or 15(d) of the
            Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported)
                     November 15, 1999



                    LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)



Delaware                0-27610          11-2882328
(State or other        (Commission    (IRS Employer
jurisdiction            File No.)     Identification Number)
of incorporation)


      7840 Montgomery Road, Cincinnati, Ohio         45236
     (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code: (513)792-9292


                             N/A

(Former name or former address, if changed since last report)


Item 5.  Other Events

LCA-Vision Inc. issued a press release announcing that its October procedures are up 117% from September at new LasikPlus centers in California

Item 7.  Financial Statements and Exhibits

(a)  Exhibits


     99.1     Press Release dated November 15, 1999


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    LCA-VISION INC.



Date: November 15, 1999             By:/s/Larry P. Rapp
                                    -----------------------------
                                    Larry P. Rapp,
                                    Chief Financial Officer

COMPANY CONTACTS              INVESTOR RELATIONS CONTACTS
LCA-Vision Inc.               Lippert/Heilshorn & Associates, Inc.
Stephen N. Joffe, Chairman &  Ruth Abeshaus (Ruth@lhai.com)
CEO                           (212) 838-3777
Larry Rapp, VP-Finance & CFO  Bruce Voss (Bruce@lhai.com)
(513) 792-9292                (310) 575-4848
                              Media Contact
                              Elissa Grabowski (Elissa@lhai.com)
                              (212) 838-3777

FOR IMMEDIATE RELEASE


LCA-VISION ANNOUNCES OCTOBER PROCEDURES UP 117% FROM SEPTEMBER AT
NEW LASIKPLUS CENTERS IN CALIFORNIA

Triple-Digit Consecutive Monthly Growth Continues To Validate
"Value Priced" LasikPlus Model

CINCINNATI (November 15, 1999) - LCA-Vision Inc. (NASDAQ NM:
LCAV), a leading U.S.-based provider of laser vision correction services, today announced that its new LasikPlus centers in California experienced a 117% increase in procedure volume in October, when compared with September volumes. The Company attributed the triple-digit increase in California last month to the conversion of all its West Coast centers to the new "value-priced" LasikPlus format.

"Our 'value-priced' LasikPlus centers have lowered the affordability bar, accelerated acceptance and opened our markets to a far larger base of potential patients," stated Stephen N. Joffe, chairman and chief executive officer of LCA-Vision. "The impact of LasikPlus on revenues and procedure growth has been dramatic, further validating our new 'value-priced' business model. In California, for example, call volume and appointments scheduled in October were 24 to 26 times higher than in September. By offering LASIK at $2,995 for both eyes, we are delivering high patient satisfaction and excellent clinical outcomes, all at about 40 percent below the customary $4,500-$5,000."

In the interest of sharing information on the progress of the LasikPlus conversion, Mr. Joffe stated, "We will issue periodic updates on procedure growth and acceptance levels in various key markets." He continued, " The important thing for investors to grasp is that our margins have not been hurt by our competitive pricing. Our new model gives our patient's access to some of the nation's finest Lasik surgeons, while changing the economics of providing Lasik for the benefit of both the patient and LCA-Vision. From a cost and organizational standpoint, LasikPlus is far more efficient and easier to manage."

As LCA-Vision rolls out additional LasikPlus centers, overall marketing and advertising expenses will increase, reflecting the costs associated with the introduction of LasikPlus in each new market. The Company does expect these expenditures to wind down as brand recognition grows and word of mouth kicks in. "Our market research indicates that positive word of mouth is among the most influential factors in persuading potential patients that LASIK is right for them," continued Mr. Joffe. "Among those who know someone who has had a positive experience with laser vision correction, they are three times more likely to have their procedure performed by the same doctor or center."

LCA-Vision owns and operates 22 centers and plans to convert additional centers and open new before year-end. LCA-Vision's laser vision correction centers in the U.S., Canada, and Europe are supported by a network of over 2,200 ophthalmologists and optometrists. More than 60 million Americans who wear eyeglasses or contact lenses are currently eligible for laser vision correction.

This release contains forward-looking statements that are subject to risks and uncertainties including, but not limited to, the impact of competition and pricing, procedure demand and marketplace acceptance, and unforeseen fluctuations in operating results and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

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